                                                                     EXHBIT 21.1

                     SUBSIDIARIES OF HTTP TECHNOLOGY, INC.

NAME OF SUBSIDIARIES                   JURISDICTION OF ORGANIZATION
--------------------                   ----------------------------
Fairfax Equity Limited                 England and Wales